               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    NAI TECHNOLOGIES, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                             NAI TECHNOLOGIES, INC.
                              282 NEW YORK AVENUE
                           HUNTINGTON, NEW YORK 11743
                                 (516) 271-5685

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1997

                            ------------------------
     The 1997 annual meeting of shareholders (the 'Annual Meeting') of NAI Technologies, Inc., a New York corporation (the 'Company'), will be held on Wednesday, April 30, 1997 at 11 a.m., at the Chase Manhattan Bank Building, 270 Park Avenue, New York, New York 10022, for the following purposes:

          1. to elect four Class II directors as members of the Board of Directors;

          2. to  vote  to  ratify  and   approve  the  selection  of  KPMG  Peat
     Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

          3. to consider and act upon such other matters as may properly come before the Annual Meeting.

     All shareholders are cordially invited to attend. Only shareholders of record at the close of business on March 12, 1997 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD A. SCHNEIDER

                                          RICHARD A. SCHNEIDER,
                                          Secretary

April 2, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES OF AMERICA. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                             NAI TECHNOLOGIES, INC.
                              282 NEW YORK AVENUE
                           HUNTINGTON, NEW YORK 11743
                                 (516) 271-5685

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1997

                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NAI Technologies, Inc., a New York corporation (the 'Company'), of proxies for use at the annual meeting of shareholders (the 'Annual Meeting') of the Company to be held at the Chase Manhattan Bank Building, 270 Park Avenue, New York, New York 10022, on Wednesday, April 30, 1997 at 11 a.m., local time, and at any adjournment thereof. This Proxy Statement was first mailed to shareholders of the Company on or about April 2, 1997.

     At the Annual Meeting, the Company's shareholders will elect four Class II directors as members of the Board of Directors and ratify and approve the selection of KPMG Peat Marwick LLP as the Company's independent auditors. The shareholders may also conduct such other further business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE; PROXIES

     The Board of Directors of the Company has fixed the close of business on March 12, 1997 as the record date for determining holders of common stock, par value $.10 per share (the 'Common Stock'), of the Company entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting or at any adjournment thereof. At such date, there were issued and outstanding 9,032,437 shares of Common Stock, each of which is entitled to one vote on each matter presented at the Annual Meeting.

     Each shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that the shares owned by such shareholder are voted at the Annual Meeting. Any shareholder may revoke a proxy at any time before it is voted by: (i) delivering a written notice to the Secretary of the Company, at the address of the Company set forth above, stating that the proxy is revoked; (ii) executing a subsequent proxy and delivering it to the Secretary of the Company; or (iii) attending the Annual Meeting and voting in person. Each properly executed proxy returned will be voted as directed. If no directions are given or indicated, the persons named in the accompanying proxy intend to vote proxies FOR the election of the nominees for Class II director described herein unless authority to vote for directors is withheld. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and as a consequence other nominees shall be nominated, the persons named in the proxy shall have the discretion and authority to vote or to refrain from voting in accordance with their judgment on such other nominations. In addition, unless otherwise specified in the proxy, proxies will be voted IN FAVOR OF the ratification and approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

REQUIRED VOTE

     The holders of a majority of the shares of Common Stock on the Record Date are necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock is required to elect directors. Accordingly, votes withheld from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on the election of Class II directors.

See 'Election of Directors.' The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting and voting is required to ratify and approve the selection of auditors. Accordingly, votes 'withheld' will not count against the ratification of the selection of such auditors. Brokers have discretionary authority to vote on the ratification of the selection of auditors. See 'Ratification of the Selection of Independent Auditors.'

OTHER ACTION AT ANNUAL MEETING

     The Company does not know of any other matters to be presented at the Annual Meeting. If any additional matters should be properly presented, proxies will be voted in accordance with the judgment of the proxy holders.

COST OF SOLICITATION

     The Company will bear the cost of soliciting proxies estimated at approximately $15,000. The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies in connection with the Annual Meeting for which it will receive an estimated fee of approximately $5,000 plus reasonable out-of-pocket expenses. Directors, officers and employees of the Company may also solicit proxies personally or by telephone, telegram or mail. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of the Common Stock held of record by such persons and the Company will, upon request, reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS

GENERAL

     The Restated Certificate of Incorporation of the Company currently provides for a Board of Directors consisting of seven (7) directors containing two classes, one class ('Class I') having three members and one class ('Class II') having four members, each of whom after an interim arrangement will serve for two years with one class being elected each year.

     The shareholders will elect Class II directors to serve until the annual meeting of shareholders to be held in 1999 and until their respective successors are elected and qualify or until their resignation, removal, disqualification or death as provided in the certificate of incorporation and by-laws of the Company.

NOMINEES FOR DIRECTOR

     The nominees for Class II directors, together with certain information furnished to the Company by each nominee, are set forth below. The nominees are all current members of the Company's Board of Directors.

                          NOMINEES-CLASS II DIRECTORS

                                          YEARS SERVED
NAME AND AGE                              AS A DIRECTOR                      BIOGRAPHICAL SUMMARY
------------                              -------------                     ---------------------

Richard A. Schneider, 44                         4        Mr. Schneider  is  Executive  Vice  President,  Treasurer,
Class II                                                  Chief  Financial Officer and Secretary  of the Company. He
                                                          was elected  a director  of the  Company on  February  11,
                                                          1993.  From October 1988 until December 1992, he served as
                                                          Vice President -- Finance and Treasurer of the Company. He
                                                          was elected Secretary of the Company in January 1990.

Stephen A. Barre, 56                             7        Mr. Barre is Chairman and Chief Executive Officer of Servo
Class II                                                  Corporation  of  America,  a  communications  and   defect
                                                          detection company.

Edward L. Hennessy, Jr., 68                      1        Mr.  Hennessy is the retired  Chairman and Chief Executive
Class II                                                  Officer of  Allied Signal,  Inc., a  worldwide  technology company.  He is also a director of The Bank of New York, a
                                                          New York state commercial banking company, Lockheed Martin
                                                          Corp., a designer,  manufacturer, integrator and  operator of  systems  and  products in  leading  edge technologies,
                                                          National   Association    of   Manufacturers,    Wackenhut
                                                          Corporation, an international provider of security-related
                                                          services   and   privatized  correctional   and  detention
                                                          facility  management  and  design  services,  Walden  Real
                                                          Estate  Investment Trust, a  self-managed fully integrated
                                                          REIT focused on middle income multi-family properties, and
                                                          Fundamental  Management   Corporation.   A   designee   of
                                                          Fundamental  Management  Corporation,  he  was  elected  a
                                                          Director of the Company on March 6, 1996.

Dennis McCarthy, 50                              1        Mr. McCarthy,  a designee  of Mr.  Holmes, was  elected  a
Class II                                                  Director  of the  Company on  March 6,  1996. He  has been employed by  Asset Associates  of New  York, Inc.,  a  New
                                                          York-based    firm   specializing   in   acquisitions   of
                                                          manufacturing businesses, since 1988.

     CLASS I DIRECTORS. The current Class I directors, together with certain information furnished to the Company by each director, are set forth below.

                               CLASS I DIRECTORS

                                          YEARS SERVED
NAME AND AGE                              AS A DIRECTOR                      BIOGRAPHICAL SUMMARY
------------                              -------------                      --------------------

Robert A. Carlson, 64                            9        Mr. Carlson is Chairman and Chief Executive Officer of the
Class I                                                   Company.  Until October  1995, he served  as President and
                                                          Chief Executive Officer of the Company and until  December
                                                          1989,  he was President and Chief Operating Officer of the
                                                          Company.

Charles S. Holmes, 51                            1        A director  of  the Company  since  October 3,  1995,  Mr.
Class I                                                   Holmes   is  President  and   sole  stockholder  of  Asset
                                                          Management  Associates   of   New   York,   Inc.   ('Asset
                                                          Management'),   a  New  York-based  firm  specializing  in
                                                          acquisitions  of  manufacturing  businesses.  Mr.   Holmes
                                                          founded  and was a partner in Asset Management Associates, a predecessor partnership of  Asset Management, from  1978 to 1991. He has served since its formation in 1992 as Vice
                                                          Chairman  of the  Board of  Directors of  Chart Industries
                                                          Inc., which  specializes in  the design,  manufacture  and
                                                          sale   of  industrial   process  equipment   used  in  the
                                                          hydrocarbon   and    industrial   gas    industries    for
                                                          low-temperature    and    cryogenic    applications,   and
                                                          manufactures other industrial equipment such as  stainless steel  tubing,  structural pipe  supports and  high vacuum systems.

C. Shelton James, 55                             7        Mr. James is  Chairman of  the Board  and Chief  Executive
Class I                                                   Officer  of Elcotel Inc., a public communications company.
                                                          He  also  is  President  and  a  director  of  Fundamental
                                                          Management  Corporation, an  investment management company which is the general partner of limited partnerships which are substantial investors in the Company, and he is on the board of  directors of  Harris  Computer Systems  Inc.,  a company engaged in the manufacture of real time computers,
                                                          SK  Technologies,  a  company engaged  in  development and marketing of  point-of-sale software,  and CPSI,  Inc.,  a company engaged in high performance computing.

OTHER INFORMATION AS TO DIRECTORS

     The Board of Directors has standing Audit, Compensation and Executive committees. The Audit Committee members are Messrs. James (Chairman), Barre, McCarthy and Schneider. The Audit Committee held 2 meetings during 1996. The Audit Committee recommends to the Board of Directors the independent auditors to be selected for the Company and reviews the following matters with the independent auditors: scope and results of the independent audits; corporate accounting; internal accounting control procedures; adequacy and appropriateness of financial reporting to shareholders and others; and such other related matters as the Audit Committee considers to be appropriate. The Audit Committee also recommends to the Board of Directors any changes in the independent auditing and accounting practices it determines to be appropriate.

     The Compensation Committee members are Messrs. Holmes (Chairman), Barre and Hennessy. The Compensation Committee held one meeting during 1996. The Compensation Committee recommends to the Board of Directors the compensation of the Company's officers, directors and certain other employees and any bonuses for officers. The Compensation Committee also determines the key employees and directors to whom, and the time or times at which, grants of options under the Company's stock option plans shall be made and the number of shares of Common Stock to be purchasable upon exercise of options granted under the stock option plans, and to interpret the stock option plans and to prescribe, amend and rescind rules and regulations relating thereto, and to make all other determinations deemed necessary or advisable for the administration of the stock option plans. The Compensation Committee also has authority to select who is eligible for the stock option secured loan program.

     The Executive Committee members are Messrs. Carlson (Chairman), Holmes and James. The Executive Committee did not meet during 1996. The duties of the Executive Committee include recommending actions to the Board of Directors and acting on behalf of the Board on certain matters when the Board is not in session.

     The Board of Directors met seven times during 1996 at regular and special meetings in person or by conference telephone. All incumbent members of the Board of Directors who were directors in 1996 attended more than 75% of the total number of meetings of the Board of Directors and all committees of which they were members during 1996, except that Mr. Hennessy attended 50% of the total number of meetings held from the date of his election as a director of the Company on March 6, 1996.

     The Company indemnifies its executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to the Company. The Company has one director and officers liability insurance policy underwritten by the Aetna Casualty and Surety Company in the aggregate amount of $5,000,000 renewable annually. The aggregate premium in 1996 was $155,000.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in their ownership of the equity securities of the Company with the Securities and Exchange Commission. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements. Under Section 16(b) of the Exchange Act, such persons also are required to disgorge to the Company any profit realized by any purchase and sale, or any sale and purchase, of equity securities of the Company within any period of less than six months.

     The enclosed proxy provides a means for shareholders to vote for the election of Class II directors listed above, to withhold authority to vote for one or more of such directors, or to withhold authority to vote for all of such directors. Unless a shareholder who withholds authority votes for the election of one or more other persons at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

     Robert A. Carlson, 64, is Chairman and Chief Executive Officer of the Company. From December 1987 until December 1989, he served as President and Chief Operating Officer of the Company. From December 1989 until October 1995, he served as President and Chief Executive Officer of the Company.

     Richard A. Schneider, 44, is the Executive Vice President, Treasurer, Chief Financial Officer and Secretary of the Company. From October 1988 until December 1992, he served as Vice President -- Finance and Treasurer of the Company. He was elected Secretary of the Company in January 1990.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the executive officers of the Company other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 (collectively, the 'Named Executives') for each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM COMPENSATION
                                                                                     -------------------------------------------
                                                  ANNUAL COMPENSATION                          AWARDS                  PAYOUTS
                                       ------------------------------------------    ---------------------------     -----------
          (A)                (B)          (C)            (D)             (E)                             (G)             (H)
                                                                                          (F)         SECURITIES
                                                                    OTHER ANNUAL      RESTRICTED      UNDERLYING
        NAME AND            FISCAL                                  COMPENSATION         STOCK         OPTIONS/         LTIP
   PRINCIPAL POSITION        YEAR      SALARY ($)     BONUS ($)        ($)(1)        AWARD(S) ($)      SARS (#)      PAYOUTS ($)
   ------------------        ----      ----------     ---------        ------        -------------    ----------     -----------

Robert A. Carlson ......     1996       $196,000      $ 176,000          --               --             --             --
  Chairman and Chief         1995        263,000         --              --               --            250,000(5)      --
  Executive Officer          1994        275,000         --              --               --            138,983(4)      --

Richard A. Schneider ...     1996        124,000         96,000          --               --             --             --
  Executive Vice             1995        152,000          8,500          --               --            125,000(5)      --
  President, Treasurer,      1994        149,000         --              --               --             94,389(4)      --
  Chief Financial
  Officer and Secretary

          (A)                   (I)

        NAME AND             ALL OTHER
   PRINCIPAL POSITION     COMPENSATION ($)
------------------------  ----------------
Robert A. Carlson ......      $ 58,925(2)
  Chairman and Chief            59,071(2)
  Executive Officer             66,324(2)
Richard A. Schneider ...         7,454(3)
  Executive Vice                 7,630(3)
  President, Treasurer,         12,426(3)
  Chief Financial
  Officer and Secretary

------------

(1) The aggregate amount of all perquisites and other personal benefits paid to any Named Executive is not greater than either $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive.

(2) Includes $59,022, $59,071 and $58,295 of life insurance premiums paid on term life and split dollar policies by the Company on behalf of Mr. Carlson in each of the years 1994, 1995 and 1996, respectively, as well as $7,302, $0 and $0 of matching contributions made by the Company under the 401(k) deferred compensation plan and $0, $0 and $0 of contributions made by the Company under the profit sharing portion of such plan for the benefit of Mr. Carlson for each of the years 1994, 1995 and 1996, respectively.

(3) Includes $7,603, $7,630 and $7,454 of life insurance premiums paid on term life and split dollar policies by the Company on behalf of Mr. Schneider in each of the years 1994, 1995 and 1996, respectively, as well as $4,823, $0 and $0 of matching contributions made by the Company under the 401(k) deferred compensation plan and $0, $0 and $0 of contributions made by the Company under the profit sharing portion of such plan for the benefit of Mr. Schneider for each of the years 1994, 1995 and 1996, respectively.

(4) Options to acquire shares of the Common Stock that were granted in fiscal year 1994. At the same time, options for Mr. Carlson (102,951) and Mr. Schneider (54,996) were canceled.

(5) Options to acquire shares of the Common Stock that were granted in fiscal year 1995. At the same time, options for Mr. Carlson (214,485) and Mr. Schneider (95,327) were canceled.

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with Robert A. Carlson as of January 1, 1997. Pursuant to the employment agreement with Mr. Carlson, the term of his employment commenced on January 1, 1997 and will continue until December 31, 1997 unless extended by Mr. Carlson for a period of one year on or within 30 days prior to each of January 1, 1998 and January 1, 1999 (each an 'Extension Date'). Mr. Carlson will be paid salary at a rate of $260,000 per annum which represents a 25% increase in salary from the prior year's level. Assuming that the Company attains certain annual targets, the Company will also pay Mr. Carlson an annual bonus equal to 50% of his salary. The employment agreement with Mr. Carlson also provides that the Company will pay Mr. Carlson $50,000 on each of January 15, 1998 and January 15, 1999 if Mr. Carlson continues to serve as Chairman of the Company on each such Extension Date, and an additional $50,000 if Mr. Carlson continues to serve as Chief Executive Officer of the Company on each such Extension Date (collectively referred to as the 'Executive Bonus'). Mr. Carlson will be eligible to participate in all employee benefit programs. The employment agreement with Mr. Carlson also provides that in the event the Company decides to terminate Mr. Carlson's employment without cause he is entitled to a payment of a pro rata share of unused vacation for the full year plus a pro rata share of his bonus under the Company Bonus Plan, if the Board in its sole discretion so determines, plus a severance payment of the Executive Bonus on the dates he would otherwise be entitled to receive the Executive Bonus. In the event the Company decides to terminate Mr. Carlson's employment without cause prior to November 31, 1997 he is entitled to either his salary for the remainder of the term under the agreement or one year's salary, whichever is greater. If the Company decides to terminate Mr. Carlson's employment for cause, the Company will provide 20 days written notice, and reason for the termination. Mr. Carlson will have those 20 days to effect a cure to the Company's satisfaction.

     The Company entered into an Employment Agreement with Richard A. Schneider on October 16, 1995 which was amended as of August 8, 1996 and January 2, 1997. Pursuant to the employment agreement with Mr. Schneider, the term of his employment commenced on October 16, 1995 and will continue until October 16, 1997. Mr. Schneider will be paid salary at a rate of $180,000 per annum which represents a 25% increase in salary from the prior year's level. Assuming the Company attains certain annual targets, the Company will also pay Mr. Schneider an annual bonus equal to 40% of his salary. Mr. Schneider will be eligible to participate in all employee benefit programs, and in 1995 was granted options to purchase 125,000 shares of Common Stock at a per share exercise price of $2.50 (such options to replace 100,000 previously issued options which were canceled). The employment agreement with Mr. Schneider also provides that in the event the Company terminates Mr. Schneider's employment without cause, Mr. Schneider will be entitled to a severance payment of either his salary for the remainder of the term under the agreement or one year's salary, whichever is greater, and a severance payment of a pro rata share of unused vacation for the full year plus a pro rata share of his bonus under the Company Bonus Plan, if the Board in its sole discretion so determines. If the Company decides to terminate Mr. Schneider's employment for cause, the Company has agreed to provide 20 days written notice, and reason for the termination. Mr. Schneider will have those 20 days to effect a cure to the Company's satisfaction.

STOCK OPTIONS

     The table below summarizes the options granted to the Named Executives in 1996 and their potential realizable values.

                           OPTION/SAR GRANTS IN 1996


                                        INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
              (A)                       (B)               (C)              (D)             (E)
                                     NUMBER OF        % OF TOTAL
                                    SECURITIES       OPTIONS/SARS
                                    UNDERLYING        GRANTED TO       EXERCISE OR
                                   OPTIONS/SARS      EMPLOYEES IN       BASE PRICE     EXPIRATION
             NAME                   GRANTED (#)       FISCAL YEAR         ($/SH)          DATE
             ----                  -------------    ---------------       -----           ----

Robert A. Carlson .............          0                N/A              N/A             N/A
  President and Chief Executive
  Officer

Richard A. Schneider ..........          0                N/A              N/A             N/A
  Executive Vice President,
  Treasurer and Secretary


                                   POTENTIAL REALIZABLE VALUE
                                   AT ASSUMED ANNUAL RATES OF
                                  STOCK PRICE APPRECIATION FOR
                                          OPTION TERM
                                  ----------------------------
              (A)                  (F)             (G)

             NAME                 5% ($)           10% ($)
             ----                 ------           -------
Robert A. Carlson .............    N/A              N/A
  President and Chief Executive
  Officer

Richard A. Schneider ..........    N/A              N/A
  Executive Vice President,
  Treasurer and Secretary

SUPPLEMENTAL RETIREMENT PLAN

     The Company terminated its non-qualified Supplemental Retirement Plan (the 'SERP') on December 19, 1996. On August 7, 1996, the Company and Mr. Schneider agreed on the termination of Mr. Schneider's status as an eligible participant under the SERP and the redemption of his interest in the SERP by the Company at a redemption price of $150,000, which represented a discount of approximately 60% from the actuarial equivalent lump sum value of his accrued benefit under the SERP as of February 29, 1996. On December 19, 1996, the Company and Mr. Carlson agreed on the termination of Mr. Carlson's status as an eligible participant under the SERP and the redemption of Mr. Carlson's interest in the SERP by the Company at a redemption price of $800,000, payable quarterly in four equal installments of $200,000 beginning on February 17, 1997. It is estimated that Messrs. Carlson and Schneider, who have 12 and 8 years of credited service, respectively, would have received each year at normal retirement age annual amounts under the SERP of $131,296 and $65,103, respectively.

DIRECTOR COMPENSATION

     During 1996, each director who was not also an officer of the Company was paid an annual retainer of $15,000 plus $2,500 for each Board and committee that a director serves on, plus a uniform fee of $1,000 for each Board and committee meeting attended in person. During 1996, directors who were also officers of the Company received no remuneration for attendance at Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1996, the members of the Compensation Committee were Charles S. Holmes (Chairman), Stephen A. Barre and Edward L. Hennessy, Jr. During fiscal year 1996 and formerly, none of such persons was an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, during the fiscal years ended December 31, 1996, no executive officer of the Company served as a director or a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR FISCAL 1996

     The Compensation Committee recommends to the Board of Directors the compensation of the Company's officers, directors and certain other employees and any bonuses for officers. The Compensation Committee's recommendations for compensation during 1996 were accepted by the Board of Directors.

     In October of 1995 the salaries of Robert A. Carlson and Richard A. Schneider were reduced by approximately 25% due to certain cash flow restraints and operating losses of the Company suffered during fiscal years 1994 and 1995. During 1996 the Company's cash position improved which resulted in the restructuring of the employment arrangements with Messrs. Carlson and Schneider. On December 19, 1996, the Company increased Mr. Carlson's salary to its pre-October 1995 level of $260,00 and also reduced his annual bonus to 50% of his salary, based on certain annual targets. The Company has also provided Mr. Carlson with additional incentives to remain with the Company as Chairman and Chief Executive Officer beyond January 1, 1998. On January 2, 1997 the Company increased Mr. Schneider's salary to its pre-October 1995 level of $180,000 and also reduced his annual bonus to 40% of his salary, based on certain annual targets. In amending and restructuring the employment agreements of Messrs. Carlson and Schneider the Compensation Committee has reviewed the recent performance history of the Company and established annual targets which best reflect the Company's circumstances and future outlook.

     Bonus targets are separately established at the beginning of each year with reference to the Company's performance against preset criteria principally relating to corporate profit and growth, in each case as established by the Compensation Committee. Target bonus amounts which may be earned are established as a percentage of base salary under the employment agreements.

     The salary of the executive officers is reviewed annually by the Compensation Committee. When setting the salary of the executive officers for 1995, the then-sitting Compensation Committee reviewed the American Electronics Association's 1992 Executive Compensation Survey of the Electronics Industry (the 'AEA Survey') which used data from over 515 companies nationwide, including data for companies in the same general business and of a similar size to the Company. Based on this review, the salaries of the Company's executive officers were set in the 75th percentile of the salaries paid by the companies in the AEA Survey.

     Mr. Carlson's compensation during 1996 was composed of $196,000 in salary and $176,000 in bonus. The Compensation Committee established his salary in the middle of the range of compensation of chief executive officers of selected companies, as previously described. Mr. Carlson was awarded 89.8% of his target bonus based on the Company's results compared to the criteria established at the beginning of the year related to net earnings.

                               CHARLES S. HOLMES, Chairman
                               STEPHEN A. BARRE
                               EDWARD L. HENNESSY, JR.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock for each of the Company's five fiscal years ending December 31, 1996 with the cumulative total return (assuming reinvestment of dividends) of (i) The Nasdaq Stock Market index (U.S. companies) and (ii) the Nasdaq non-financial stocks index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG NAI TECHNOLOGIES, NASDAQ STOCK MARKET
                      INDEX AND NASDAQ NON-FINANCIAL INDEX



                                [PERFORMANCE GRAPH]



                                                              Fiscal Year (Ends Dec. 31st)
                               1991             1992             1993             1994             1995             1996
 The Company                   $100             $178             $136            $  59             $ 33             $ 82
 Nasdaq SMI                     100              116              174              131              185              227
 Nasdaq NFI                     100              109              126              121              169              206

PRINCIPAL AND MANAGEMENT SHAREHOLDINGS

     The following table sets forth information concerning persons or groups who are known by the Company to be the beneficial owners of more than 5% of the Common Stock as of March 11, 1997. The information in the table below is based upon information furnished to the Company by such persons and statements filed with the Securities and Exchange Commission (the 'Commission').

                                                                                     NUMBER OF
                                                                                     SHARES OF
                                                                                    COMMON STOCK
                                                                                    BENEFICIALLY     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNED(1)      COMMON STOCK
------------------------------------                                                  --------      ------------

Charles S. Holmes                                                                     3,000,000         27.2%
  P.O. Box 2850
  Southampton, NY 11969(2)

Pioneering Management Corporation                                                       579,000          6.4%
  60 State Street
  Boston, MA 02114(3)

Fundamental Management Corporation                                                    1,150,636         11.8%
  4000 Hollywood Boulevard
  Suite 610N
  Hollywood, FL 33021(4)

------------

(1) To the knowledge of the Company, beneficial owners named in the above table have sole voting power with respect to the shares listed opposite their names.

(2) Mr. Holmes is a director of the Company. These shares are comprised of 1,700,000 shares underlying certain Warrants exercisable at $2.50 per share, 300,000 shares underlying certain Warrants exercisable at $3.00 per share and 1,000,000 shares of Common Stock owned by Mr. Holmes. The ownership percentage is calculated as if such Warrants had been exercised as of March 11, 1997.

(3) These shares are reportedly owned by a passive investor. Pioneering Management Corporation is the investment company advisor of such investor and is registered under Section 203 of the Investment Advisers Act of 1940.

(4) These shares are reportedly owned by various limited partnerships, of which Fundamental Management Corporation is the general partner. C. Shelton James, a director of the Company, is the President and a director of Fundamental Management Corporation. These shares are composed of 400,636 shares of
    Common Stock, 250,000 shares underlying certain Warrants exercisable at $2.50 per share and 500,000 shares underlying $1,000,000 of Notes convertible into shares at $2.00 per share. Excludes 14,793 shares of Common Stock owned by Mr. James as to which shares Fundamental Management Corporation disclaims beneficial ownership. The ownership percentage is calculated as if such Warrants and Notes had been converted as of March 11, 1997.

     Shares of Common Stock beneficially owned as of March 11, 1997 by each director and executive officer of the Company and by all directors and executive officers of the Company as a group are set forth in the following table. This table is based upon information furnished to the Company by such persons and statements filed with the Commission.

                       BENEFICIAL OWNERSHIP OF SHARES(1)

                                                                                   NUMBER OF
                                                                                   SHARES OF
                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY      PERCENT OF
NAME                                                                                OWNED(2)      COMMON STOCK(3)
----                                                                                --------      ---------------

Robert A. Carlson                                                                     100,467           1.11%
Stephen A. Barre                                                                       17,654           --
Edward L. Hennessy, Jr.                                                                   -0-           --
Charles S. Holmes(4)                                                                1,000,000          11.08%
C. Shelton James(5)                                                                    14,793           --
Dennis McCarthy                                                                           -0-           --
Richard A. Schneider                                                                   16,812           --
All directors and officers as a group (7 persons)                                   1,149,726          12.74%

------------
--  = Less than 1%

(1) Directors and executive officers have sole voting power and sole investment power with respect to the shares listed opposite their names.

(2) Excludes options exercisable within 60 days of March 11, 1997 for such persons as follows: Mr. Carlson, 125,000; Mr. Barre, 3,120; Mr. Hennessy, -0-; Mr. Holmes, -0-; Mr. James, 7,401; Mr. McCarthy, -0-; Mr. Schneider, 62,500; and all directors and officers as a group, 198,201.

(3) The percentages of Common Stock outstanding are based on 9,032,437 shares outstanding on March 11, 1997.

(4) Excludes Warrants to purchase 2,000,000 shares of Common Stock owned by Mr. Holmes and 175,000 shares of Common Stock and Warrants to purchase 37,000 shares of Common Stock owned by a friend of Mr. Holmes.

(5) Excludes 400,636 shares of Common Stock, Warrants to purchase 250,000 shares of Common Stock and Notes convertible into 500,000 shares of Common Stock owned by various limited partnerships of which Fundamental Management Corporation, an investment company of which Mr. James is President and a director, as to which shares Mr. James shares voting and dispositive power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Charles S. Holmes, a director of the Company, purchased $2,000,000 principal amount of the 12% Convertible Subordinated Promissory Notes due 2001 and Warrants (the 'Units') to purchase 500,000 shares of Common Stock issued pursuant to the private placement (the 'Investment Transaction') of the Units of the Company in exchange for the 12% Subordinated Promissory Notes of the Company held by him in the aggregate principal amount of $2,000,000. Mr. Holmes also received an additional 1,200,000 Warrants for advisory services in connection with the Private Placement and the engagement of Commonwealth Associates as the Company's placement agent. Pursuant to an agreement between Mr. Holmes and the Company on May 9, 1996, which provided for the immediate grant to Mr. Holmes of warrants to purchase 300,000 shares of Common Stock at any time and from time to time on or before February 15, 2002 at an exercise price of $3.00 per share, subject to adjustment in certain events, Mr. Holmes converted the Notes held by him in the aggregate principal amount of $2,000,000 into 1,000,000 shares of Common Stock which he currently owns.

     C. Shelton James, a director of the Company, is the president and a director of Active Investors II, Ltd. ('Active Investors'), a company which, together with certain affiliated limited partnerships, currently owns shares of Common Stock of the Company. In connection with the Investment Transaction, Active Investors purchased 900 Units from the Company in exchange for 12% Subordinated Promissory Notes of the Company held by him in the aggregate principal amount of $900,000. On May 2, 1996, Active Investors purchased additional Notes in the aggregate principal amount of $100,000 and Warrants to purchase 25,000 shares of Common Stock.

     In connection with the Investment Transaction, the Company agreed to use its best efforts to cause the resignation of two then-current members of the Board of Directors and cause to be elected as directors two individuals acceptable to the Company and who are designated by the investors, including one designated solely by Mr. Holmes and one designated solely by Active Investors. Dennis McCarthy was designated to serve in such capacity by Mr. Holmes, while Edward L. Hennessy, Jr. was designated to serve in such capacity by Active Investors, and each became a director of the Company on March 6, 1996.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP, Jericho, New York, as the Company's independent auditors for the fiscal year ending December 31, 1997. In accordance with the by-laws of the Company, the Board of Directors is submitting its selection of KPMG Peat Marwick LLP to the shareholders for ratification and approval. If the selection is not ratified and approved, the Board of Directors will reconsider its choice. KPMG Peat Marwick LLP, an international firm of certified public accountants, has been retained as auditors by the Company each year since 1981. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to make a statement, should the representative desire to do so, and to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' RATIFICATION AND APPROVAL OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder   proposals   for  inclusion   in   the  proxy   materials  and
consideration at the 1998 Annual Meeting of Shareholders, if any, must be received by the Company on or before December 3, 1997 in order to be included in the proxy material of the Company for that meeting.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD A. SCHNEIDER

                                          RICHARD A. SCHNEIDER,
                                          Secretary

Dated: April 2, 1997

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY SUCH PERSON SOLICITED HEREUNDER BY WRITING TO: RICHARD A. SCHNEIDER, SECRETARY, NAI TECHNOLOGIES, INC., 282 NEW YORK AVENUE, HUNTINGTON, NEW YORK 11743.

                                   Appendix 1
                                   Proxy Card



                               NAI TECHNOLOGIES, INC.

                    PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD APRIL 30, 1997

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert A. Carlson or Richard A. Schneider and each of them, proxies of the undersigned, with full power of substitution, to vote all Common Stock of NAI Technologies, Inc., a New York corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Chase Manhattan Bank Building, 270 Park Avenue, New York, New York 10022, on Wednesday, April 30, 1997 at 11:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present on the following matters:

     1. ELECTION OF THE FOLLOWING NOMINEES FOR CLASS II DIRECTOR:

                                    Nominees:

                                        Richard A. Schneider

                                        Stephen A. Barre

                                        Edward L. Hennessy

                                        James McCarthy.



     FOR all Nominees       WITHHOLD AUTHORITY                          INSTRUCTIONS:   to  withhold
     [ ]                    to vote for all Nominees [ ]                authority  to vote  for  any
                                                                        individual  Nominee,   write
                                                                        that  Nominee's  name in the
                                                                        space provided below.


                                                                        ----------------------------





      2. PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                   FOR [ ]          AGAINST [ ]        ABSTAIN [ ]

      3. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this Proxy directly to such person.

SIGNATURES __________________________________________ DATED: ____________ , 1997

NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.